Exhibit 10.13
ACCEL ENTERTAINMENT, INC.
LONG TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE
Pursuant to the terms and conditions of the Accel Entertainment, Inc. Long Term Incentive Plan, as amended from time to time (the “Plan”), Accel Entertainment, Inc. (the “Company”) hereby grants to the individual listed below (“you” or the “Participant”) the number of Restricted Stock Units (“RSUs”) set forth below in this Restricted Stock Unit Grant Notice (this “Grant Notice”). This award of RSUs (this “Award”) is subject to the terms and conditions set forth herein, in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan attached hereto as Exhibit B, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:	___________________________

Date of Grant:	___________________________ (“Date of Grant”)

Total Number of Restricted Stock Units:	___________________________

Vesting Commencement Date:	___________________________ (“Vesting Commencement Date”)

Vesting Schedule:	Subject to the terms and conditions of the Agreement, the Plan and the other terms and conditions set forth herein, the RSUs shall vest in equal installments on each of the first three anniversaries of the Vesting Commencement Date, so long as you remain continuously employed or engaged by the Company or an Affiliate, as applicable, from the Date of Grant through each such vesting date, other than in the case of your Qualifying Termination or CIC Qualifying Termination.

Qualifying Termination:
In the event of your Qualifying Termination, a pro-rata portion of the RSUs that would have otherwise vested in such 12-month vesting period will vest, determined by multiplying (a) 1/36th of the total number of RSUs by (b) the number of completed months elapsed from the Vesting Commencement Date or the most recent anniversary thereof through the date of such Qualifying Termination, rounded down to the nearest whole share.

CIC Qualifying Termination:	In the event of your CIC Qualifying Termination, the RSUs will vest in full.
In the event that the successor company or a parent or subsidiary thereof does not assume the RSUs upon a Change in Control, the RSUs will vest in full upon such Change in Control.
The accelerated vesting described in this Grant Notice will be conditioned on your execution and non-revocation of a release of claims in a form acceptable to the Company within the 60-day period following such Qualifying Termination or CIC Qualifying Termination.
“Cause” has the meaning set forth in any employment, severance, or other similar contract with the Participant, and if not defined therein, means (i) if the Participant is a party to an employment or service agreement with the Company and such agreement includes a definition of “cause,” the definition contained therein; or (ii) if no such agreement exists, or if such agreement does not define “cause” or a similar term, (a) the Participant’s material breach of this Agreement or any other written agreement between the Participant and the Company or an Affiliate or the Participant’s breach of any policy or code of conduct established by the Company

Exhibit 10.13
or an Affiliate and applicable to the Participant; (b) the commission of an act of gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement on the part of the Participant; (c) the commission by the Participant of, or conviction or indictment of the Participant for, or plea of nolo contendere by the Participant to, any felony (or state law equivalent) or any crime involving moral turpitude; or (d) the Participant’s willful failure or refusal, other than due to disability, to perform the Participant’s obligations pursuant to this Agreement or any employment agreement with the Company or an Affiliate, as applicable, or to follow any lawful directive from the Company or any Affiliate, as determined by the Company; provided, however, that if the Participant’s actions or omissions as set forth in this clause (d) are of such a nature that the Company determines they are curable by the Participant, such actions or omissions must remain uncured 30 days after the Company has provided the Participant written notice of the obligation to cure such actions or omissions.
“CIC Qualifying Termination” means the termination of the Participant’s employment or service by the Company without Cause, [by the Participant for Good Reason, or][1] due to his or her death or Disability, in each case within the 12-month period following a Change in Control.
“Disability” has the meaning set forth in any employment, severance, or other similar contract with the Participant, and if not defined therein, means a physical or mental sickness or any injury which renders the Participant incapable of performing the services required of the Participant and which does or may be expected to continue for more than six months during any 12-month period.
[“Good Reason” means the Participant’s resignation within 90 days after any of the following events, unless the Participant consents to the applicable event: (i) a material decrease in the Participant’s base salary, other than a reduction in annual base salary of less than 10% that is implemented in connection with a contemporaneous reduction in annual base salaries affecting other senior executives of the Company; (ii) a material decrease in (a) the Participant’s then-current title or position, or (b) authority or areas of responsibility as are commensurate with the Participant’s then-current title or position; (iii) a relocation of the Participant’s principal work location to a location more than 50 miles from the Participant’s then-current principal location of employment; or (iv) a material breach by the Company or any Affiliate of this Agreement or any material agreement between the Participant, the Company or any Affiliate. Notwithstanding the foregoing, any assertion by the Participant of a termination for Good Reason will not be effective unless and until the Participant has: (x) provided the Company or any Affiliate, within 60 days of the Participant’s knowledge of the occurrence of the facts and circumstances underlying the Good Reason event, written notice stating with specificity the applicable facts and circumstances underlying such Good Reason event; and (y) provided the Company or any of its subsidiaries with an opportunity to cure the same within 30 days after the receipt of such notice.][2]
“Qualifying Termination” means the termination of the Participant’s employment or service [by the Company without Cause, by the Participant for Good Reason, or ][3]due to his or her death or Disability, in each case other than within the 12-month period following a Change in Control.
By accepting this Award, you agree to be bound by the terms and conditions of the Agreement, the Plan and this Grant Notice. You acknowledge that you have reviewed in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice.

Exhibit 10.13
In lieu of receiving documents in paper format, you agree, to the fullest extent permitted by applicable law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, account statements, annual and quarterly reports and all other forms of communications) in connection with this Award. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which you have access. You hereby consent to all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents.

[1] Include for Participants with double-trigger Good Reason rights.
[2] Include for Participants with Good Reason rights.
[3] Include for Participants with Cause and Good Reason rights prior to a Change in Control.

[Remainder of Page Intentionally Blank; Signature Page Follows]

Exhibit 10.13
IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, effective for all purposes as provided above.

ACCEL ENTERTAINMENT, INC.

By:
Title:
Name: